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                                 EXHIBIT 10.2

                               ESCROW AGREEMENT
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                               ESCROW AGREEMENT
                               ----------------

Bank of America, N.A.
3700 Crestwood Parkway
Suite 1050
Duluth, Georgia 30136

Attention:  Robert Mann

          Re:  Wells Real Estate Investment Trust, Inc.
               ----------------------------------------

Ladies and Gentlemen:

  Wells Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), will be the issuer for a public offering (the "Offering") of its common stock (the "Stock"). Wells Investment Securities, Inc., a Georgia corporation (the "Dealer Manager"), will act as Dealer Manager for the offering of the Stock. The Company will sell to the public a maximum of 22,200,000 shares of Stock at a price of $10.00 per share, for a total maximum capital raised of $222,000,000. The Company hereby appoints you as Escrow Agent for purposes of holding the proceeds from the sale of the Stock, and the Company shall deposit with you such proceeds to be held by you as Escrow Agent on the terms and conditions hereinafter set forth:

  1. Persons subscribing to purchase the Stock will be instructed by the Dealer Manager or any soliciting dealers to remit the purchase price in the form of checks, drafts or money orders (hereinafter called "instruments of payment") payable to the order of, or funds wired in favor of, "Bank of America, N.A., as Escrow Agent for Wells Real Estate Investment Trust, Inc." Within one (1) business day after receipt of instruments of payment from the Offering, the Dealer Manager will send to you: (a) each subscriber's name, address, number of shares purchased and purchase price remitted, and (b) the instruments of payment from such subscribers, for deposit by you into the deposit account entitled Bank of America, N.A. as Escrow Agent for Wells Real Estate Investment Trust, Inc. (the "Escrow Account"), which deposit shall occur within one (1) business day after you receive such materials.

  2. The aforesaid instruments of payment are to be promptly processed for collection by you following deposit by the Dealer Manager into the Escrow Account. The proceeds thereof are to be held in the Escrow Account until such funds are either returned to the subscribers in accordance with paragraph 3 hereof or otherwise disbursed in accordance with paragraph 5 hereof. In the event any of the instruments of payment are returned to you for nonpayment, you shall promptly notify the Dealer Manager in writing of such nonpayment, and you are authorized to debit the Escrow Account in the amount of such return payment as well as any interest earned on the investment represented by such payment.

  3. In the event that the Company rejects any subscription for which you have already collected funds, you shall promptly issue a refund check to the rejected subscriber. If the Company rejects any subscription for which you have not yet collected funds but have submitted the subscriber's check for collection, you shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after you have cleared such funds. If you have not yet submitted a rejected subscriber's check for collection, you shall promptly remit the subscriber's check directly to the subscriber.

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  4. Prior to the disbursement of funds deposited in the Escrow Account in accordance with the provisions of paragraph 5 hereof, you shall invest all of the funds deposited in the Escrow Account in "Short-term Investments" (as defined below) and you are further authorized and you agree to reinvest all earnings and interest derived therefrom in any of the Short-term Investments specified below. In the event that instruments of payment are returned to you for nonpayment, you are authorized to debit the Escrow Account in accordance with paragraph 2 hereof.

     "Short-term Investments" include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds, including, without limitation, such certificates or instruments of Bank of America), which mature on or before the Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Expiration Date without any dissipation of the offering proceeds invested.

     The following securities are not permissible investments:

     (a) money market mutual funds;
     (b) corporate equity or debt securities;
     (c) repurchase agreements;
     (d) bankers' acceptances;
     (e) commercial paper; and
     (f) municipal securities.

  5. All disbursements from the Escrow Account, except for disbursements under the provisions of paragraph 3 hereof, shall be made by you only pursuant to the provisions of this paragraph 5. Except for disbursements authorized upon court order, you shall hold all funds in the Escrow Account until you receive letter instructions from the Company directing disbursements of such funds to the Company. In disbursing such funds, you are authorized to rely solely upon such letter instructions which you receive from the Company whether or not such instructions are correct, true or authentic; provided that, if in your opinion such letter instructions from the Company are unclear, you are authorized to rely upon the legal counsel to the Company in distributing such funds to the effect that distribution of the funds is authorized by the letter instructions of the Company and that distribution of the funds in that manner is authorized by and in compliance with such letter. However, you shall not be required to disburse any funds attributable to instruments of payment which have not been collected by you, provided that you shall use your best efforts to promptly collect such funds after your receipt of disbursement instructions from the Company in accordance with this paragraph, and shall disburse such funds in compliance with the disbursement instructions from the Company.

  6. As compensation for serving as Escrow Agent hereunder, you shall receive a fee of $250 per year.

  7. In performing any of your duties hereunder, you shall not incur any liability to anyone for any damages, losses or expenses, except for willful default, breach of trust, or gross negligence, and accordingly you shall not incur any such liability with respect to any action taken or omitted (1) in good faith upon advice of your counsel given with respect to any questions relating to your duties and responsibilities under this Agreement, or (2) in reliance upon any instrument, including any written instrument or instruction provided for in this Agreement, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of information contained therein,

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which you shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform to the provisions of this Agreement.

  8. The Company hereby agrees to indemnify and hold you harmless against any and all losses, claims, damages, liabilities and expenses, including the reasonable cost of attorneys' fees and disbursements, that may be imposed on you or incurred by you in connection with your acceptance of appointment as the Escrow Agent hereunder, or the performance of your duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof, except where such losses, claims, damages, liabilities and expenses result from willful default, breach of trust or gross negligence.

  9. In the event of a dispute between the parties hereto sufficient in your discretion to justify doing so, you shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in your hands under this Agreement, together with such legal pleadings as you deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. In the event of any uncertainty as to your duties hereunder, you may refuse to act under the provisions of this Agreement pending order of a court of competent jurisdiction and you shall have no liability to the Company or to any other person as a result of such action. Any such legal action may be brought in such court as you shall determine to have jurisdiction thereof. The filing of any such legal proceedings shall not deprive you of your compensation earned prior to such filing.

  10. All written notices and letters required hereunder to you shall only be effective if delivered personally or by certified mail, return receipt requested to Bank of America, N.A., 3700 Crestwood Parkway, Suite 1050, Duluth, Georgia 30136; Attention: Robert Mann. All written notices and letters required hereunder to the Company or the Dealer Manager shall only be effective if delivered personally or by certified mail, return receipt requested to Leo F. Wells, III, 3885 Holcomb Bridge Road, Norcross, Georgia 30092.

  11. This Agreement shall be governed by the laws of the State of Georgia as to both interpretation and performance.

  12. The provisions of this Agreement shall be binding upon the legal representatives, heirs, successors and assigns of the parties hereto.

  13. The Company hereby acknowledges that you are serving as Escrow Agent only for the limited purposes herein set forth, and hereby agrees that it will not represent or imply that you, by serving as Escrow Agent hereunder or otherwise, have investigated the desirabilities or advisability of investment in the Company, or have approved, endorsed or passed upon the merits of the Stock or the Company. The Company further agrees to instruct the Dealer Manager, and each of its representatives, and any other representative who may offer Stock to persons from time to time, that they shall not represent or imply that you have investigated the desirability or advisability of investment in the Company, or have approved, endorsed or passed upon the merits of the Stock or the Company, nor shall they use your name in any manner whatsoever in connection with the offer or sale of the Stock other than by acknowledgment that you have agreed to serve as Escrow Agent for the limited purposes herein set forth.

  14. This Agreement and any amendment hereto may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original.

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  15. In the event that you receive instruments of payment (or wired funds), you are hereby authorized to deposit such instruments of payment within one (1) business day to any deposit account as directed by the Company. The application of said funds into a deposit account directed by the Company shall be a full acquittance to you and you shall not be responsible for the application of said funds thereafter.

  16. The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound or incur any liability with respect to any other agreements or understanding between any other parties, whether or not the Escrow Agent has knowledge of any such agreements or understandings.

  17. Indemnification provisions set forth herein shall survive the termination of this Agreement.

  18. The Escrow Agent has no responsibility for accepting, rejecting or approving subscriptions.

  19. This Agreement shall not be modified, revoked, released or terminated unless reduced to writing and signed by all parties hereto, subject to the following paragraph.

  Should, at any time, any attempt be made to modify this Agreement in a manner that would increase the duties and responsibilities of the Escrow Agent or to modify this Agreement in any manner which the Escrow Agent shall deem undesirable, or at any other time, the Escrow Agent may resign by notifying the Company in writing, by certified mail, and until (i) the acceptance by a successor escrow agent as shall be appointed by the Company; or (ii) thirty (30) days following the date upon which notice was mailed, whichever occurs sooner, the Escrow Agent's only remaining obligation shall be to perform its duties hereunder in accordance with the terms of the Agreement.

  20. The Escrow Agent may resign at any time from its obligations under this Escrow Agreement by providing written notice to the Company. Such resignation shall be effective on the date specified in such notice which shall be not less than thirty (30) days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent. Unless otherwise provided in this Agreement, final termination of this Escrow Agreement shall occur two years following the effective date of the registration statement relating to the Offering.

  21. The Escrow Agent may be removed for cause by the Company by written notice to the Escrow Agent effective on the date specified in such notice. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal.



                        [Signatures on following page]

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  Agreed to as of the 30/th/ day of September, 1999.



                              WELLS REAL ESTATE INVESTMENT TRUST, INC.




                              By:    /s/ Leo F. Wells, III
                                 -----------------------------------
                              Name:      Leo F. Wells, III
                                   ---------------------------------
                              Title: PRESIDENT
                                    --------------------------------


                              WELLS INVESTMENT SECURITIES, INC.


                              By:    /s/ Leo F. Wells, III
                                 -----------------------------------
                              Name:      Leo F. Wells, III
                                   ---------------------------------
                              Title: PRESIDENT
                                    --------------------------------




The terms and conditions contained above are hereby accepted and agreed to by:


BANK OF AMERICA, N.A.

By: /s/ Robert Mann
   ---------------------------------
Name: Robert Mann
     -------------------------------
Title: Vice President
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